Silverton International Fund Ltd ((d,5;4))
Attn. Jonathan Wayman
129 Front Street
Hamilton HM12
Bermuda

                           TRANSACTION

Dear Sir,

          The purpose of this letter agreement (this
"Confirmation") is to set forth the terms and conditions of the Transaction entered into between Silverton International Fund Ltd
("Counterparty") and Salomon Brothers International Limited
("Salomon") on the Trade Date specified below (the
"Transaction").

          The definitions and provisions contained in the 1994 ISDA Equity Option Definitions (as published by the International Swaps & Derivatives Association, Inc.) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

          Each party is hereby advised, and each such party acknowledges, that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

          This Confirmation will be governed by and construed in accordance with the laws of England.

          The terms of the Transaction to which this Confirmation relates are as follows:

General Terms:

     Trade Date:                November 29 1995

     Option Style:              American

     Option Type:               Call

     Seller:                    Counterparty

     Buyer:                     Salomon

     Shares:                    Carnaud Metalbox ("CMB")

     Number of Options:         60,000

     Option Entitlement:        One Share per Option

     Multiple Exercise:         Applicable

     Minimum Number of Options: One

     Maximum Number of Options: The total amount of unexercised options

     Integral Multiple:         One

     Strike Price:              FRF 225

     Premium:                   FRF 180,000

                                (Premium per Option FRF 3)

     Premium Payment Date:      December 1 1995

     Seller Business Day:       London

     Exchange:                  The Paris Bourse

     Clearance System:          To be announced on or before the
                                Expiration Date

Procedure for Exercise:

     Commencement Date:         December 1 1995

     Latest Exercise Time:      12:00 noon local time in New York

     Expiration Time:           12:00 noon local time in New York

     Expiration Date:           January 31 1996

     Automatic Exercise:        Applicable

     Seller's Telephone or Facsimile
     Number and Contact:                Telephone: 44171 247-4500
     Details for the purpose of
     Giving Notice:                     Facsimile: 44171 247-4504

     Reference Price:           The official closing price per
                                Share on the Exchange on the
                                Valuation Date.

     Valuation Date:            The Exercise Date unless there is
                                a Market Disruption Event on that
                                day. If there is a Market
                                Disruption Event on that day,
                                then the Valuation Date shall be
                                the first succeeding Exchange
                                Business Day on which there is no
                                Market Disruption Event, unless
                                there is a Market Disruption
                                Event on each of the five
                                Exchange Business Days
                                immediately following the
                                original date that, but for the
                                Market Disruption Event, would
                                have been the Valuation Date, in
                                which case, (i) that fifth
                                Exchange Business Day shall be
                                deemed to be the Valuation Date,
                                notwithstanding the Market
                                Disruption Event, and (ii) the
                                Calculation Agent shall, in a
                                commercially reasonable manner,
                                determine the Closing Price as of
                                the Valuation Time on that fifth
                                Exchange Business Day.

     Market Disruption Event:   The occurrence or existence at
                                any time on the Exercise Date of
                                any suspension of or limitation
                                in trading in the Shares or in
                                listed options on the Shares (by
                                reason of movements in price
                                exceeding limits permitted by the
                                relevant exchange or otherwise),
                                if, in the determination of the
                                Calculation Agent, such
                                suspension or limitation is
                                material.

                                The Calculation Agent shall as
                                soon as reasonably practicable
                                under the circumstances notify
                                the other party of the existence
                                or occurrence of a Market
                                Disruption Event on any day that
                                but for the occurrence or
                                existence of a Market Disruption
                                Event would have been a Valuation
                                Date.

Settlement Terms:

     Physical Settlement:       Applicable

     Failure to Deliver:        Applicable

Adjustments:

     Method of Adjustment:      Calculation Agent Adjustment

Extraordinary Events:

     Adjustments for Merger
     Events:                    Following each Merger Event

                                (i)  if the consideration of the
                                Shares in the Merger Event
                                consists of (A) Shares, (B) cash,
                                (C) any securities or assets
                                other than Shares or (D) any
                                combination of (A), (B) and (C),
                                as of the date of the Merger
                                Event each Option will be
                                exercisable in accordance with
                                the terms of the Transaction for
                                the consideration to which a
                                holder of a Number of Shares (at
                                the time of the Merger Event)
                                would be entitled; and

                                (ii) if the consideration for the
                                Shares in the Merger Event, at
                                the election of the holder of
                                Shares, consists of (A), (B), (C)
                                or (D), each Option will be
                                exercisable in accordance with
                                the terms of the Transaction, at
                                the election of the Buyer (to be
                                made at the time of exercise so
                                long as such election is made at
                                or prior to the last time a
                                holder of Shares may elect for
                                consideration), either for (x)
                                the number of shares or (y) such
                                other consideration to which a
                                holder of the Number of Shares
                                (at the time of the Merger Event)
                                would be entitled.

     Merger Events:             (i) any reclassification or
                                change of the Shares (other than
                                a change in par value, if any, as
                                a result of a subdivision or
                                combination),

                                (ii) any consolidation,
                                amalgamation or merger of the
                                Issuer with or into another
                                corporation (other than a
                                consolidation, amalgamation or
                                merger in which the Issuer is the
                                continuing corporation and which
                                does not result in any such
                                reclassification or change of
                                Shares) or

                                (iii) any other takeover offer
                                for the Shares that leads to a
                                transfer of all the Shares on or
                                before the Expiration Date, in
                                each case, as of the date upon
                                which all holders become bound to
                                transfer the Shares held by them.

     Nationalisation or
     Insolvency:                Repurchase

     Calculation Agent:         Salomon.  Whenever the
                                Calculation Agent is required to
                                act, it will do so in good faith,
                                and its determinations and
                                calculations will be binding in
                                the absence of manifest error.

Special Provisions:             For the purposes of this
                                Confirmation, the definition of
                                "Failure to Deliver; Default
                                Interest" in section 8.7 of the
                                Definitions is hereby amended by
                                adding the following at the end
                                thereof:
                                (d) And the parties further agree
                                that any failure to deliver shall
                                be subject to and governed by the
                                rules of the Exchange which may
                                amongst other matters, permit the
                                non-defaulting party to buy in
                                the shares that the defaulting
                                party has failed to deliver.

Default:
                           (1)  The occurrence at any time with
                                respect to a party of any of the
                                following events constitutes an
                                event of default ("Event of
                                Default") with respect to such
                                party (the "Defaulting Party"):

                                (a)  the Defaulting Party fails
                                to make, when due, any payment or
                                delivery required to be made by
                                it under this Confirmation or
                                under any other transaction
                                between the Non-Defaulting Party
                                and the Defaulting Party within
                                five Seller Business Days (or
                                such shorter grace period
                                provided in such other
                                transaction) of notice of such
                                failure being given to the
                                Defaulting Party; or

                                (b)  any obligation(s) of the
                                Defaulting Party in respect of
                                (i) any indebtedness for borrowed
                                money, (ii) any foreign currency,
                                security or commodity
                                transaction, any interest rate,
                                foreign currency, equity or index
                                swap transaction or other similar
                                transaction, or (iii) any
                                guarantee or indemnity, given by
                                the Defaulting Party, becomes due
                                and payable prior to the original
                                due date of such obligation(s) by
                                reason of any default or is
                                otherwise not made when due (in
                                either case, after the lapse of
                                any applicable grace period), if
                                the (aggregate) amount of such
                                obligation(s) equals or exceeds
                                the lesser of (x) $100,000,000
                                and (y) 3% of the Defaulting
                                Party's stockholders' equity; or

                                (c)  the Defaulting Party (i)
                                becomes insolvent, (ii) makes a
                                general arrangement or
                                composition with or for the
                                benefit of its creditors, (iii)
                                institutes or has instituted
                                against it any voluntary or
                                involuntary proceeding seeking
                                relief under any insolvency or
                                other law affecting creditors'
                                rights and such proceeding (A)
                                results in a judgement of
                                insolvency or a winding-up order
                                or the entry of an order for
                                relief or (B) is not discharged,
                                stayed or restrained in each case
                                within 30 days of the institution
                                thereof, (iv) seeks or becomes
                                subject to the appointment of an
                                administrator, liquidator,
                                receiver, trustee or other
                                similar official for it or for
                                all or substantially all of its
                                assets, (v) causes or is subject
                                to any event with respect to it
                                which, under the applicable laws
                                of any jurisdiction, has an
                                effect analogous to any of the
                                events specified in clauses (i)
                                to (iv) (inclusive), or (vi)
                                takes any action in furtherance
                                of or indicating its consent to
                                any of the foregoing acts (any of
                                the events or actions specified
                                in clauses (i) to (iv) a
                                "Bankruptcy Event").

                           (2)  If an Event of Default has
                                occurred and is then continuing
                                in respect of the Defaulting
                                Party, the other party (the "Non-
                                Defaulting Party") may, by notice
                                to the Defaulting Party,
                                terminate the Transaction
                                evidenced by this Confirmation
                                and may terminate any other
                                transaction between the Non-
                                Defaulting Party and the
                                Defaulting Party (each, an "Other
                                Transaction") on the date
                                specified in such notice (the
                                "Early Termination Date"). Upon
                                the effectiveness of such notice
                                the obligations of the parties to
                                make any further payments on the
                                Settlement Date will cease, but
                                without prejudice to the other
                                provisions of this Confirmation.

                           (3)  On the Early Termination Date the
                                Non-Defaulting Party will, in a
                                commercially reasonable manner,
                                determine its replacement cost,
                                or, if such replacement cost is
                                not ascertainable, its net loss
                                (such replacement cost or net
                                loss, the "Replacement Value") in
                                U.S. Dollars as a result of the
                                early termination of this
                                Transaction and each Other
                                Transaction that has been
                                terminated pursuant to clause (2)
                                above or clause (6) below. The
                                Replacement Value of any Other
                                Transaction shall be determined
                                in accordance with the
                                documentation applicable thereto,
                                or, if no such documentation
                                exists or if the relevant
                                documentation does not provide
                                for the determination of damages
                                upon insolvency or default, the
                                Replacement Value of such Other
                                Transaction shall be determined
                                as provided herein. In
                                determining Replacement Value,

                                (a) losses and costs to the Non-
                                Defaulting Party shall be
                                expressed as positive numbers,
                                and gains to the Non-Defaulting
                                Party shall be expressed as
                                negative numbers,

                                (b) the Non-Defaulting Party may
                                convert any amount to U.S.
                                Dollars and

                                (c) the Non-Defaulting Party may
                                take into consideration any (i)
                                loss of bargain (including the
                                cost of replacing the relevant
                                position), (ii) cost of funding,
                                (iii) loss or cost associated
                                with unwinding or reestablishing
                                a hedge or related trading
                                position and (iv) amounts due and
                                payable by either party prior to
                                the Early Termination Date.

                                The Non-Defaulting Party will
                                provide to the Defaulting Party,
                                as soon as reasonably practicable
                                following the Early Termination
                                Date, a statement showing in
                                reasonable detail (i) each
                                Replacement Value calculated
                                hereunder, and (ii) the sum of
                                all such Replacement Values (such
                                sum, the "Early Termination
                                Amount").

                           (4)  The Non-Defaulting Party may
                                treat security for any
                                transaction between the
                                Defaulting Party and the Non-
                                Defaulting Party as security for
                                all such transactions, including
                                any Other Transactions.

                           (5)  The Defaulting Party will pay the
                                Early Termination Amount to the
                                Non-Defaulting Party or the Non-
                                Defaulting Party will pay the
                                Early Termination Amount to the
                                Defaulting Party as the case may
                                be on the first New York Banking
                                Day after the Defaulting Party
                                receives notice of the Early
                                Termination Amount.

                           (6)  In addition to any rights of
                                set-off a party may have as a
                                matter of law or otherwise, if
                                the Non-Defaulting Party is
                                required to make a payment in
                                accordance with the Events of
                                Default provided herein, it shall
                                have the right (but shall not be
                                obliged) to set off any
                                Obligation (as defined below) of
                                the Defaulting Party, to the Non-
                                Defaulting Party against any
                                Obligation (as defined below) of
                                the Non-Defaulting Party to the
                                Defaulting Party.  For the
                                purpose of cross-currency
                                set-off, the Non-Defaulting Party
                                may convert any Obligation to
                                another currency at a market rate
                                reasonably determined by the Non-
                                Defaulting Party.  An
                                "Obligation" of a party means any
                                obligation, matured or unmatured,
                                contingent or otherwise, owed by
                                that party to the other party
                                whether or not arising under this
                                Confirmation.

                           (7)  The Defaulting Party will, on
                                demand, indemnify and hold
                                harmless the Non-Defaulting Party
                                for and against all reasonable
                                out-of-pocket expenses including
                                attorneys' fees, incurred by the
                                Non-Defaulting Party by reason of
                                its enforcement of and protection
                                of its rights under this
                                Transaction.

                           (8)  Paragraphs (1) through (7) above
                                shall cease to apply and have no
                                force and effect upon execution
                                by the parties of an ISDA Master
                                Agreement which governs this
                                Transaction.

Transfer:                       This Transaction may not be
                                assigned or transferred by either
                                party provided, however, that
                                Salomon may assign this
                                Transaction to any of its
                                affiliates.

Account Details:

     Payments to Salomon:       JP Morgan Paris
                                A/C Salomon Brothers
                                International Limited
                                A/C 41432859/D1090

     Payments to Counterparty:  Please provide to expedite
                                payment

          Please confirm your acceptance and agreement with the foregoing by immediately executing the copy of this Confirmation enclosed for that purpose and returning it to Salomon.


                           Yours sincerely,

                           SALOMON BROTHERS INTERNATIONAL LIMITED

                           By:/s/ Leo Miskelly
                              -----------------------------------
                           Name:  Leo Miskelly
                           Title:  Authorised Signatory



Confirmed as of the
date first above written:

SILVERTON INTERNATIONAL FUND LTD

By:/s/ Michael J. Berner
   ----------------------------
Name:  Michael J. Berner
Title:  Vice President, Pacoma Advisors Limited
        Attorney-in-Fact